Exhibit 6.3

PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE UNDER THE ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL FOR THE NOTE HOLDER (CONCURRED IN BY LEGAL COUNSEL FOR THE COMPANY) THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SUCH SALE OR OFFER.

NEWSBEAT SOCIAL, INC.

Amount:	Maturity Date:

FOR VALUE RECEIVED, as of _________ which is the Issue Date, in accordance with the terms and conditions contained in this Note and _______________ [Note Holder] of even date herewith, Company promises to pay to Note Holder in the manner described below, the Principal sum and interest thereon specified in this Note. The Manager of the Company shall execute this Note on behalf of the Company.

1.            Amount and Repayment

1.1          Principal. The initial Principal of this Note is $___________ (______________) (“Principal”). The Principal shall be adjusted by any payments or prepayments.

1.2          Interest. The interest payable on this Note is 15%.

1.3         Payment; Prepayment; Conversion; Warrant; Security.

1.3.1       Payment. All Principal and interest shall be paid in full on demand of the Note Holder after the Maturity Date, by delivering notice to the Company as set forth below. No Principal shall be payable before the Maturity Date.

1.3.2       Prepayment. Prepayment of all or any portion of this Note is permitted at any time by the Company without premium or penalty.

1.3.3       Conversion. At any time prior to the Maturity Date, the outstanding principal and accrued interest can be converted at the sole discretion of the Note Holder into Common Stock (or other equity securities sold in a financing), on the same terms and conditions as the other purchasers of such securities, at a purchase price equal to the lesser of: a) 80% of the price paid by other purchasers in an equity financing of at least $3,000,000, or b) eighty cents ($0.80) per share.

1.3.4       Security. This Note is secured against the assets of the Company. The Company shall use best efforts to timely file a UCC-1 on behalf of the

2.            Other Matters.

2.1         Event of Default; Remedies.

2.1.1       Event of Default. For the purposes of this Note, “Event of Default” shall mean the Company’s failure to pay the Minimum Rate when due (including any applicable grace or cure period), or to perform or be in compliance with any of its obligations under this Note or the Note Purchase and Security Agreement, and such Event of Default continues for more than six months.

2.1.2       Note Holder’s Rights and Remedies Upon Event of Default

(a)            General Remedies. Upon the occurrence of an Event of Default that remains uncured after six months, the Note Holder may declare all Obligations secured hereby immediately due and payable without notice, protest, presentment, or demand, all of which are hereby expressly waived by Company, and may proceed to enforce payment of same and exercise any and all of the rights and remedies provided by the UCC, as well as all other rights and remedies at law or in equity possessed by the Note Holder.

2.2          Assignment. This Note shall not be assigned by the Note Holder without the prior written consent of the Company. Any purported assignment of this Note in violation of this section is null and void and shall be of no effect.

2.3          Guarantee. This Note and all sums due and payable hereunder are guaranteed by ______________, whose signature is affixed below.

2.4          Expenses and Attorneys’ Fees. Each party shall pay its own costs and expenses incurred in connection with the negotiation, execution, delivery, and performance of this Note. Each party in any suit, action, or appeal filed or held concerning this Note shall be responsible for its own attorneys’ fees and shall not be responsible for the attorneys’ fees of any other party.

2.5          Governing Law. This Note is governed and construed according to Oregon Law. The exclusive venue for disputes under this Agreement shall be the courts of Multnomah County, Oregon.

2.6          Notice. All notices or other communications required or permitted by this Note must be in writing; must be delivered to the Company and the CEO at: NewsBeat Social, Inc. 3123 NW Industrial Street Portland, OR 97219, or any other address that a party may designate by notice to the other parties; and are considered delivered upon (i) actual receipt if delivered personally, (ii) one day after deposit with a nationally recognized overnight delivery service, or (iii) at the end of the third business day after the date of deposit in the United States mail, postage pre-paid, certified, return receipt requested.

IN WITNESS WHEREOF, the undersigned has executed this Promissory Note.

NEWSBEAT SOCIAL, INC.

By:		Date:
Stanley W. Fields, CEO

GUARANTOR:

By:	Date:

AMENDMENT TO PROMISSORY NOTE

Effective on _____________, the NewsBeat Social, Inc. (“NBS”) and _________________ entered into a Promissory Note in the principal amount of $_____ with an original maturity date of one year thereafter. The parties hereby agree to amend the definition of Maturity Date as used in the Promissory Note to 10 days after NBS receives minimum proceeds of a public financing transaction in the amount of $10 million, including the proceeds of the Regulation A+ IPO currently being contemplated, or December 31, 2016.

All other provisions of the Promissory Note remain unchanged.

IN WITNESS WHEREOF, the undersigned has executed this amendment to the Promissory Note.

NEWSBEAT SOCIAL, INC.

By:	Date

Agreed and Accepted:

By:	Date

Promissory Noteholder

AMENDMENT NO. 2 TO PROMISSORY NOTE

Effective on ___________, NewsBeat Social, Inc. (“NBS”) and ______________ (collectively with NBS, the “Parties”) entered into a 15% Secured Convertible Promissory Note (the “Original Note”) in the principal amount of $_________ plus interest at 15% per annum. Effective in __________, the Parties entered into an Amendment to Promissory Note (the “Amendment”, and the Original Note, as amended by the Amendment, the “Note”) which amended the definition of “Maturity Date” as used in the Original Note to the earlier of 10 days after NBS receives minimum proceeds in a public financing transaction in the amount of $10 million, including proceeds from a Regulation A+ offering, or December 31, 2016.

Pursuant to this Amendment No. 2 to Promissory Note, the Parties hereby agree to amend and restate paragraph “1.3.3 Conversion” of the Note in its entirety to read as follows:

1.3.3. Conversion. At any time prior to the Maturity Date, the outstanding principal and accrued interest of the Note can be converted at the sole discretion of the Note Holder into Common Stock at a conversion price equal to eighty cents ($0.80) per Share. In the event that the Company receives net proceeds of greater than $3,000,000 in an equity financing, other than in an equity financing relating to the Company’s Series A preferred stock, the Note Holder may convert the Note into shares of Common Stock (or such other type of equity security sold in the financing), at a conversion price equal to the lesser of: a) 80% of the price paid per share by other purchasers in the equity financing and b) eighty cents ($0.80) per share. Notwithstanding the foregoing, in the event that the Company completes an equity financing in which the Company receives gross proceeds of at least $25,000,000 (a “Qualified Financing”), then, Within 10 business days after the closing of the Qualified Financing, this Note, plus accrued interest as of the closing date of the Qualified Financing, shall be repaid by the Company and the Note Holder will be issued a number of shares of restricted Common Stock determined by dividing the sum of the principal of this Note plus accrued interest as of the closing date of the Qualified Financing by $0.50.

All other rights and provisions of the Note remain unchanged.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 to Promissory Note.

NEWSBEAT SOCIAL, INC.

By:	Date

Agreed and Accepted:

By:	Date

Promissory Noteholder